Use these links to rapidly review the document

Filed pursuant to Rule 424(b)(5)
Registration No.: 333-185307

Prospectus Supplement
(To Prospectus dated January 22, 2013)

AMICUS THERAPEUTICS, INC.

Up to $40,000,000 of Shares of Common Stock

        We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $40,000,000 from time to time through Cowen as our sales agent.

        Our common stock is listed on the NASDAQ Global Market under the symbol "FOLD." The last reported sale price of our common stock on The NASDAQ Global Market on March 3, 2014 was $2.57 per share.

        Cowen may sell shares of our common stock by methods deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on The NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker. In addition, with our prior written approval, Cowen may also sell shares of our common stock by any other method permitted by law, including in negotiated transactions. Cowen will act as sales agent using its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Stock Market LLC. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Cowen will be entitled to compensation at a fixed commission rate up to 3.0% of the gross proceeds per share sold through it as sales agent under the sales agreement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page S-7 of this prospectus supplement, page 5 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cowen and Company

The date of this prospectus supplement is March 4, 2014.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-185307) that we initially filed with the Securities and Exchange Commission, or SEC, on December 6, 2012, and that was declared effective by the SEC on January 22, 2013. This document is in two parts. The first part is this prospectus supplement which describes the terms of this offering of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading "Incorporation of Certain Information by Reference." This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and Cowen has not, authorized anyone to provide you with different or additional information.

        We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find More Information."

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings "Risk Factors" in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

        This prospectus supplement and the accompanying prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference herein are the property of their respective owners.

        Unless the context otherwise requires, in this prospectus supplement the "Company," "we," "us," "our" and similar names refer to Amicus Therapeutics, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our securities discussed under the headings "Risk Factors" on page S-7 of this prospectus supplement, page 5 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference herein. When we refer to "Amicus," "we," "us" and "our" in this prospectus supplement, we mean Amicus Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

        We are a biopharmaceutical company focused on the discovery, development and commercialization of next-generation medicines for a range of rare and orphan diseases, with a focus on improved therapies for lysosomal storage disorders, or LSDs. Our development programs include next—generation enzyme replacement therapies, or ERTs, for LSDs, including Fabry disease, Pompe disease and Mucopolysaccharoidosis Type I, or MPS I. We are also developing novel small molecules as monotherapy treatments for Fabry disease and Parkinson's disease. We believe that our platform technologies and our advanced product pipeline uniquely position us at the forefront of developing therapies for rare and orphan diseases.

        In LSDs such as Pompe and Fabry, a mutation in the specific disease-causing gene can lead to the production in the body of a mutant form of the enzyme that is less stable than the normal form, and that may be prematurely degraded before reaching the location in the cell where it is needed. For patients with LSDs who are receiving ERT, the infused (exogenous) protein may unfold and lose activity at any stage in the process—from the infusion bag to the bloodstream, to the eventual uptake into cells and tissue. The result is a loss of enzyme activity and disruption of proper trafficking of the enzyme to lysosomes. Our novel treatment approach consists of using pharmacological chaperones that are designed to selectively bind and stabilize either the endogenous or exogenous target proteins and facilitate trafficking to the location in cells where these proteins are needed (the lysosome).

        In November 2013, we acquired Callidus Biopharma, Inc., or Callidus, a privately held biotechnology company. Callidus was engaged in developing a next-generation Pompe ERT and complimentary enzyme targeting technologies. Through our acquisition of Callidus, we now own a uniquely-engineered, proprietary recombinant human acid-alpha glucosidase (rhGAA called AT-B200) for Pompe disease that is in late preclinical development. Acid alpha-glucosidase, or GAA, is the enzyme deficient in Pompe patients. AT-B200 is differentiated from other Pompe ERTs by its unique carbohydrate structure. This ERT may be further optimized by applying our proprietary peptide tagging technology for better targeting

        Although LSDs are relatively rare diseases, they represent a substantial commercial opportunity due to the severity of the symptoms and the chronic nature of the diseases. The publicly reported worldwide net product sales for currently approved treatments for six LSDs were approximately $3.5 billion in 2012.

        In addition to our programs addressing LSDs, we are researching the use of pharmacological chaperones for the treatment of Parkinson's disease. In September 2013, we entered into a collaboration agreement with Biogen Idec, or Biogen, to discover, develop and commercialize novel small molecules for the treatment of Parkinson's disease. Under terms of the multi-year agreement, we will collaborate in the discovery of a new class of small molecules that target the glucocerobrosidase, or GCase, enzyme, for further development and commercialization by Biogen. Biogen will be responsible for funding all discovery, development and commercialization activities.

Corporate Information

        We were incorporated under the laws of the State of Delaware on February 4, 2002. Our principal executive offices are located at 1 Cedar Brook Drive, Cranbury, NJ 08512 and our telephone number is (609) 662-2000. Our website address is www.amicusrx.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the U.S. Securities and Exchange Commission. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares of common stock having an aggregate offering price of up to $40,000,000.
Common stock estimated to be outstanding immediately after this offering

Up to 77,539,618 shares, assuming sales of 15,564,202 shares at a price of $2.57 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on March 3, 2014. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	"At the market" offering made from time to time through our sales agent, Cowen and Company, LLC, or Cowen. See "Plan of Distribution" on page S-13 of this prospectus supplement.
Use of Proceeds

We currently intend to use the net proceeds from the sale of the shares of common stock offered by us hereunder, if any, for working capital and general corporate purposes, which may include, without limitation, research and development expenses, including preclinical study and clinical trial costs; capital expenditures; the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property; the acquisition of assets or businesses that are complementary to our existing business; and general and administrative expenses. See "Use of Proceeds" on page S-10 of this prospectus supplement.

Risk Factors

An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under "Risk Factors" on page S-7 of this prospectus supplement, page 5 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NASDAQ Global Market Symbol	Our common stock is quoted and traded on The NASDAQ Global Market under the symbol "FOLD."

        The number of shares of our common stock to be outstanding immediately after this offering is based on 61,975,416 shares of common stock outstanding as of December 31, 2013. Unless specifically stated otherwise, the information in this prospectus supplement is as of December 31, 2013 and excludes:

  •
  9,041,077 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2013, at a weighted average exercise price of $5.65 per share, of which options to purchase 5,502,679 shares of our common stock were then exercisable;

  •
  1,600,000 shares of our common stock issuable upon the exercise of warrants issued in an offering conducted in November 2013, and which remained outstanding as of December 31, 2013, each with an exercise price of $2.50 per share, none of which will be exercisable until July 1, 2014 and all of which will then be exercisable until June 30, 2015;

  •
  2,385,155 shares of our common stock issuable as of December 31, 2013 to the former stockholders of Callidus upon the submission to us of properly completed letters of transmittal and certificates representing shares of Callidus common stock held by such former stockholders of Callidus immediately prior to the closing of our acquisition of Callidus on November 19, 2013; and

  •
  an aggregate of 2,308,411 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under our 2007 Stock Option Plan and our 2007 Director Option Plan as of December 31, 2013.

RISK FACTORS

        Investing in shares of our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described in the section entitled "Risk Factors" contained in this prospectus supplement, in the accompanying prospectus, in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q following such Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K we may file. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Further, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

        We currently anticipate that the net proceeds from the sale of our common stock will be used for working capital and general corporate purposes, including without limitation, research and development expenses, including preclinical study and clinical trial costs, capital expenditures, the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property, the acquisition of assets or business that are complementary to our existing business, and general and administrative expenses. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled "Use of Proceeds" on page S-10 of this prospectus supplement for further information.

If you purchase the common stock sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

        Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled "Dilution" on page S-11 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

        Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

        The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "potential," "intend," "may," "plan," "predict," "project," "will," "should," "would" and similar expressions are intended to identify forward-looking statements, although not all forward- looking statements contain these identifying words.

        The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, among other things, statements about:

  •
  our expectations related to the use of proceeds, if any, from this offering;

  •
  the progress and results of our clinical trials of our drug candidates, including migalastat HCl;

  •
  the cost of manufacturing drug supply for our clinical trials and preclinical studies, including the significant cost of ERT cell line development and manufacturing as well as the cost of manufacturing the vIGF-2 peptide tag;

  •
  the scope, progress, results and costs of preclinical development, laboratory testing and clinical trials for our product candidates including those testing the use of pharmacological chaperones co-formulated and co-administered with ERT and for the treatment of lysosomal storage diseases;

  •
  the costs, timing and outcome of regulatory review of our product candidates;

  •
  the number and development requirements of other product candidates that we pursue;

  •
  the costs of commercialization activities, including product marketing, sales and distribution;

  •
  the emergence of competing technologies and other adverse market developments;

  •
  the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property related claims;

  •
  the extent to which we acquire, in-license or invest in businesses, products and technologies;

  •
  our ability to successfully incorporate Callidus and its product candidates and technology into our business; and

  •
  our ability to establish collaborations and obtain milestone, royalty or other payments from any such collaborators.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under "Risk Factors" that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

        You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

        Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

USE OF PROCEEDS

        We currently intend to use the net proceeds from the sale of the shares of common stock offered by us hereunder, if any, for working capital and general corporate purposes, which may include, without limitation:

  •
  research and development expenses, including preclinical study and clinical trial costs;

  •
  capital expenditures;

  •
  the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property;

  •
  the acquisition of assets or businesses that are complementary to our existing business; and

  •
  general and administrative expenses.

We may also invest our net proceeds temporarily in mutual and money market funds, bank certificates of deposit and investment-grade commercial paper, corporate notes, and government securities until we use them for their stated purpose

        The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

 DILUTION

        If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and our as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

        Our net tangible book value as of December 31, 2013 was approximately $11.1 million, or $0.18 per share. After giving effect to the assumed sale by us of an aggregate of $40.0 million in shares of common stock in this offering at an assumed offering price of $2.57 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on March 3, 2014, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2013, would have been approximately $49.6 million, or $0.64 per share of common stock. This represents an immediate increase in the net tangible book value of $0.46 per share to our existing stockholders and an immediate dilution in the net tangible book value of $1.93 per share of common stock to investors purchasing common stock in this offering. The following table illustrates this calculation on a per share basis:

Assumed offering price per share of common stock		$2.57
Net tangible book value per share as of December 31, 2013	$0.18
Increase in net tangible book value per share after this offering	$0.46
As adjusted net tangible book value per share as of December 31, 2013, after giving effect to this offering		0.64
Dilution per share to investors participating in this offering		$1.93

        The table above assumes for illustrative purposes that an aggregate of 15,564,202 shares of our common stock are sold at a price of $2.57 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on March 3, 2014. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $2.57 per share shown in the table above, assuming all of our common stock in the gross aggregate amount of $40,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.65 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.92 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $2.57 per share shown in the table above, assuming all of our common stock in the gross aggregate amount of $40 million is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.63 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.94 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

        The number of shares of our common stock to be outstanding immediately after this offering is based on 61,975,416 shares of common stock outstanding as of December 31, 2013. Unless specifically stated otherwise, the information in this prospectus supplement is as of December 31, 2013 and excludes:

  •
  9,041,077 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2013, at a weighted average exercise price of $5.65 per share, of which options to purchase 5,502,679 shares of our common stock were then exercisable;

  •
  1,600,000 shares of our common stock issuable upon the exercise of warrants issued in an offering conducted in November 2013, and which remained outstanding as of December 31,

    2013, each with an exercise price of $2.50 per share, none of which will be exercisable until July 1, 2014 and all of which will then be exercisable until June 30, 2015;

  •
  2,385,155 shares of our common stock issuable as of December 31, 2013 to the former stockholders of Callidus upon the submission to us of properly completed letters of transmittal and certificates representing shares of Callidus common stock held by such former stockholders of Callidus immediately prior to the closing of our acquisition of Callidus on November 19, 2013; and

  •
  an aggregate of 2,308,411 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under our 2007 Stock Option Plan and our 2007 Director Option Plan as of December 31, 2013.

PLAN OF DISTRIBUTION

        We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $40,000,000 through Cowen acting as agent. The form of the sales agreement will be filed as an exhibit to a report filed under the Exchange Act, and incorporated by reference in this prospectus supplement. Sales of the common stock, if any, will be made at market prices by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Global Market and any other existing trading market for the common stock or to or through a market maker. In addition, with our express authorization, Cowen may also sell our common stock in negotiated transactions.

        Cowen will offer the common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, upon delivery by us of a placement notice, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Cowen may suspend the offering of the common stock being made through Cowen under the sales agreement upon proper notice to the other party. We and Cowen each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party's sole discretion at any time.

        The aggregate compensation payable to Cowen as sales agent will be up to 3.0% of the gross proceeds from the sales of our common stock pursuant to the sales agreement.

        The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

        Cowen will provide written confirmation to us following the close of trading on The NASDAQ Global Market, each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the gross sales price per share, the compensation payable by us to Cowen, the net proceeds to us and an itemization of the deductions made by Cowen from the gross proceeds.

        We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

        Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        In connection with the sales of the common stock on our behalf, Cowen may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. In addition, we have agreed, under certain circumstances, to reimburse a portion of the expenses of Cowen in connection with the offering, including the expenses of its counsel not to exceed $50,000. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.

        We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $235,000. We also have agreed to reimburse Cowen for the expenses of its FINRA counsel fees up to $10,000. In accordance with FINRA Rule 5110, this reimbursed expense is deemed underwriting compensation for this offering.

LEGAL MATTERS

        The validity of the shares of common stock offering by this prospectus is being passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania. Certain matters will be passed upon for Cowen by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        Windham Brannon, P.C., an independent registered public accounting firm has audited financial statements of Callidus Biopharma, Inc. as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011 and the cumulative totals for the development stage of operations for the period from January 25, 2010 (date of inception) through December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. The financial statements of Callidus Biopharma, Inc. are incorporated by reference in reliance on Windham Brannon P.C.'s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the U.S. Securities and Exchange Commission. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading "Incorporation of Certain Information by Reference." In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Office of the Corporate Secretary
Amicus Therapeutics, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512
(609) 662-2000

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-33497):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 3, 2014;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 8, 2014 and January 13, 2014 as well as the amendments filed on February 4, 2014, and February 12, 2014 to our Current Report on Form 8-K originally filed on November 21, 2013;

  •
  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2013; and

  •
  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33497) filed May 23, 2007, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        To obtain copies of these filings, see "Where You Can Find More Information" on page S-14 of this prospectus supplement.

PROSPECTUS

AMICUS THERAPEUTICS, INC.

$145,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

1,000,000 Shares of Common Stock
Offered by
Selling Stockholders

         We may offer to the public from time to time in one or more series or issuances:

  •
  shares of our common stock;

  •
  shares of preferred stock;

  •
  warrants to purchase shares of our common stock, preferred stock and/or debt securities;

  •
  debt securities consisting of debentures, notes or other evidences of indebtedness;

  •
  units consisting of a combination of the foregoing securities; or

  •
  any combination of these securities.

         The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $145,000,000.

         Selling stockholders may also offer up to 1,000,000 shares of our common stock from time to time in connection with one or more offerings. We will not receive any proceeds from the sale of any securities by the selling stockholders. We have paid the fees and expenses incident to the registration of the shares of common stock for sale by the selling stockholders.

         This prospectus provides a general description of the securities that we or the selling stockholders may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Depending on the method of distribution, a prospectus supplement may also be required in connection with certain sales of common stock by the selling stockholders. Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

         The securities may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

         Our common stock is traded on the Nasdaq Global Market under the symbol "FOLD." On January 15, 2013, the closing price of our common stock was $4.16.

         As of January 11, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $84,894,377, based on 49,631,672 shares of outstanding common stock, of which approximately 21,993,362 shares were held by non-affiliates, and a per share price of $3.86 based on the closing sale price of our common stock on January 11, 2013.

         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER "RISK FACTORS" ON PAGE 5.

         These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2013.

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a "shelf" registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $145,000,000 and the selling stockholders may sell up to 1,000,000 shares of our common stock in one or more offerings.

        This prospectus provides you only with a general description of the securities that we and the selling stockholders may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference herein and therein, together with the additional information described under "Where You Can Find More Information" below.

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        References in this prospectus to the terms "the Company," "Amicus," "we," "our" and "us" or other similar terms mean Amicus Therapeutics, Inc., unless we state otherwise or the context indicates otherwise.

 THE COMPANY

Overview

        We are a biopharmaceutical company focused on the discovery, development and commercialization of orally-administered, small molecule drugs known as pharmacological chaperones, a novel, first-in-class approach to treating a broad range of diseases including lysosomal storage diseases and diseases of neurodegeneration. We advance these objectives utilizing both internal resources and through entry into strategic collaborations essential to our core business strategy which complement, finance and catalyze our pipeline. We believe that our pharmacological chaperone technology, our advanced product pipeline, especially our lead product candidate for Fabry disease, migalastat HCl, a strong balance sheet and our strategic collaboration with GlaxoSmithKline uniquely position us at the forefront of developing therapies for rare and orphan diseases.

        We are focused on the development of pharmacological chaperone monotherapy programs and pharmacological chaperones in combination with enzyme replacement therapy, or ERT, the current standard of treatment for Fabry and other lysosomal storage diseases. In 2012, we are advancing two monotherapy programs for genetic diseases:

  •
  Migalastat HCl for patients with Fabry disease identified as having alpha-galactosidase A (alpha-Gal A) mutations amenable to chaperone therapy; and

  •
  AT3375 for Parkinson's disease in Gaucher disease carriers and potentially the broader Parkinson's population.

Our pharmacological chaperone-ERT combination programs for 2012 include:

  •
  Migalastat HCl co-administered with ERT for patients with Fabry disease receiving ERT treatment with any genetic mutation;

  •
  Migalastat HCl co-formulated with a proprietary preclinical ERT;

  •
  AT2220 (duvoglustat HCl) co-administered with ERT for Pompe disease;

  •
  AT3375 and afegostat tartrate co-administered with ERT for Gaucher disease; and

  •
  Several new, undisclosed pharmacological chaperone programs focused on the combination of chaperones with ERTs for additional lysosomal storage diseases.

        Fabry and other lysosomal storage diseases such as Gaucher and Pompe diseases are among certain human diseases that are caused by mutations in specific genes that, in many cases, lead to the production of proteins with reduced stability. Proteins with such mutations may not fold into their correct three-dimensional shape and are generally referred to as misfolded or unstable proteins. Misfolded or unstable proteins are often recognized by cells as having defects and, as a result, may be eliminated prior to reaching their intended location in the cell. The reduced biological activity of these proteins leads to impaired cellular function and ultimately to disease.

        Our novel approach to the treatment of human genetic diseases consists of using pharmacological chaperones that selectively bind to the target protein, increasing the stability of the protein and helping it fold into the correct three-dimensional shape. This allows proper trafficking of the protein within the cell, thereby increasing protein activity, improving cellular function and potentially reducing cell stress. We have also demonstrated in preclinical studies that pharmacological chaperones can further stabilize normal, or "wild-type" proteins. This stabilization could lead to a higher percentage of the target proteins folding correctly and more stably, which can increase cellular levels of that target protein and improve cellular function, making chaperones potentially applicable to a wide range of diseases.

        Our lead product candidate, migalastat HCl for Fabry disease, is in late Phase 3 development. We are developing and commercializing migalastat HCl in collaboration with an affiliate of

GlaxoSmithKline PLC, or GSK, pursuant to an Amended and Restated License and Expanded Collaboration Agreement entered into in July 2012, or the Expanded Collaboration Agreement, which agreement amended and replaced in its entirety the License and Collaboration Agreement previously entered into by the parties in October 2010. Our partnership with GSK allows us to utilize GSK's significant expertise in clinical, regulatory, commercial and manufacturing matters in the development of migalastat HCl. In addition, the cost-sharing arrangements under the Expanded Collaboration Agreement provide us with financial strength and allow us to continue the development of migalastat HCl while also advancing our other programs. We also believe this collaboration is important in validating our status as a leader in the development of treatments for rare diseases given the increasing focus placed on the rare disease field.

        Our Phase 3 clinical development program for the use of migalastat HCl as monotherapy in Fabry disease includes two global registration studies for patients with Fabry disease identified as having alpha-Gal A mutations amenable to migalastat HCl: Study 011 and Study 012. We completed enrollment of 67 patients in Study 011, our placebo-controlled Phase 3 study, in December 2011 and expect results in the fourth quarter of 2012. We plan to use the data from Study 011 to support marketing applications for the U.S. Food and Drug Administration (FDA) and other regulatory agencies. Study 012 is our second Phase 3 study for migalastat HCl study intended to support the worldwide registration of migalastat HCl for Fabry disease. We dosed the first patient in Study 012 in September 2011 to compare the safety and efficacy of migalastat HCl and ERT (agalsidase beta or agalsidase alfa) and achieved target enrollment in October 2012 ahead of schedule.

        In addition to potential benefits pharmacological chaperones may provide as a monotherapy, we also believe the use of pharmacological chaperones co-administered and co-formulated with ERT may address certain key limitations of ERT. The use of pharmacological chaperones co-administered with ERT may significantly enhance the safety and efficacy of ERT by, among other effects, prolonging the half-life of infused enzymes in the circulation, increasing uptake of the infused enzymes into cells and tissues, and increasing enzyme activity and substrate reduction in target tissues compared to that observed with ERT alone. We are evaluating the use of pharmacological chaperones co-administered with ERT in two Phase 2 clinical studies: one study evaluating the use of migalastat HCl co-administered with ERT for Fabry disease (Study 013) and another evaluating the use of AT2220 co-administered with ERT for Pompe disease (Study 010).

        We are also conducting preclinical studies with JCR Pharmaceutical Co., Ltd., or JCR, evaluating migalastat HCl co-formulated with a proprietary recombinant human alpha-Gal A enzyme (JR-051). Preclinical studies conducted by Amicus, GSK and JCR suggest that this co-formulated chaperone-ERT product may provide greater alpha-Gal A enzyme uptake into tissue and markedly reduced levels of GL-3 in Fabry disease-relevant tissues compared to recombinant enzyme alone. Amicus and GSK believe that this co-formulated chaperone-ERT product for Fabry disease has the potential to enter clinical studies in 2013.

        We are also investigating chaperone-ERT combinations as potential next-generation treatments for Gaucher and other undisclosed lysosomal storage diseases where there are significant opportunities to improve treatment outcomes. In Gaucher disease, Amicus is continuing preclinical studies to evaluate two pharmacological chaperones, AT2101 (afegostat tartrate) and AT3375, in combination with ERT (beta-glucosidase). Both of these chaperones target the enzyme deficient in Gaucher disease.

        Gaucher disease is caused by inherited genetic mutations in the GBA gene, and mutations in this gene that encodes for the GCase enzyme are the most common genetic risk factor for Parkinson's. By targeting GCase in the brain, AT3375 could potentially treat Gaucher, Parkinson's disease in Gaucher carriers, and possibly the general Parkinson's population.

        Although Fabry, Gaucher and Pompe are relatively rare diseases, they represent substantial commercial markets due to the severity of the symptoms and the chronic nature of the diseases. The publicly-reported worldwide net product sales for the seven then approved therapeutics to treat Fabry, Gaucher and Pompe disease were approximately $2.0 billion in 2011.

Collaboration with GSK

        On July 17, 2012, we entered into the Expanded Collaboration Agreement with GSK pursuant to which we and GSK will continue to develop and commercialize migalastat HCl, currently in Phase 3 development for the treatment of Fabry disease. The Expanded Collaboration Agreement amends and replaces in its entirety the original collaboration agreement for the development and commercialization of migalastat HCl entered into in October 2010, or the Original Collaboration Agreement. Under the terms of the Expanded Collaboration Agreement, we and GSK will co-develop all formulations of migalastat HCl for Fabry disease, including the development of migalastat HCl co-formulated with JR-051, or the Co-formulated Product. If approved, we will commercialize all migalastat HCl products for Fabry disease in the United States while GSK will commercialize all such products in the rest of the world.

        The exclusive license granted to GSK under the Original Collaboration Agreement to commercialize migalastat HCl worldwide was replaced by the Expanded Collaboration Agreement, which grants two exclusive licenses: (i) an exclusive license from GSK to Amicus to commercialize migalastat HCl in the United States, and (ii) an exclusive license from Amicus to GSK to commercialize migalastat HCl in the rest of world. GSK and Amicus each have a license to manufacture migalastat HCl for commercialization of monotherapy and chaperone-ERT co-administration migalastat HCl products while GSK maintains an exclusive license to manufacture such products for development purposes (subject to limited exceptions) and to manufacture the Co-formulated Product. In the event of a change of control of Amicus during the term of the Expanded Collaboration Agreement, GSK has the option to purchase an exclusive license to develop, manufacture and commercialize migalastat HCl in the United States.

        GSK is eligible to receive U.S. regulatory approval milestones totaling $20 million for migalastat HCl monotherapy and chaperone-ERT co-administration, and additional regulatory approval and product launch milestone payments totaling up to $35 million within seven years following the launch of the Co-formulated Product. Amicus will also be responsible for certain pass-through milestone payments and single-digit royalties on the net U.S. sales of the Co-formulated Product that GSK must pay to a third party. In addition, Amicus is no longer eligible to receive any milestones or royalties it would have been eligible to receive under the Original Collaboration Agreement other than a $3.5 million clinical development milestone paid by GSK to Amicus in the third quarter of 2012.

        We and GSK will continue to jointly fund development costs for all formulations of migalastat HCl in accordance with agreed upon development plans pursuant to which Amicus and GSK will fund 25% and 75% of such costs, respectively, for the monotherapy and co-administration development of migalastat HCl for the remainder of 2012 and 40% and 60%, respectively, thereafter. Costs for the development of the Co-formulated Product are also split 40% and 60% between Amicus and GSK, respectively.

        Additionally, simultaneous with entry into the Expanded Collaboration Agreement, we and GSK entered into a Stock Purchase Agreement pursuant to which GSK purchased approximately 2.9 million shares of Amicus common stock at a price of $6.30 per share. The total value of this equity investment to us is approximately $18.6 million and increases GSK's ownership position in us to 19.9%.

Corporate Information

        Our principal executive offices are located at 1 Cedar Brook Drive, Cranbury, NJ 08512, and our phone number is (609) 662-2000.

 RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 filed on August 8, 2012, with the Commission, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

  •
  the progress and results of our clinical trials of our drug candidates, including migalastat HCl;

  •
  the continuation of our collaboration with GSK and GSK's achievement of milestone payments thereunder;

  •
  the scope, progress, results and costs of preclinical development, laboratory testing and clinical trials for our product candidates including those testing the use of pharmacological chaperones co-administered with ERT and for the treatment of diseases of neurodegeneration;

  •
  the costs, timing and outcome of regulatory review of our product candidates;

  •
  the number and development requirements of other product candidates that we pursue;

  •
  the costs of commercialization activities, including product marketing, sales and distribution;

  •
  the emergence of competing technologies and other adverse market developments;

  •
  the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property related claims;

  •
  the extent to which we acquire or invest in businesses, products and technologies; and

  •
  our ability to establish collaborations and obtain milestone, royalty or other payments from any such collaborators.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly under "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

        You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering. We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the Commission and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

 SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale by certain of our stockholders of up to an aggregate of 1,000,000 shares of our common stock which were previously acquired by such stockholders through several private placements of our convertible preferred stock completed by us prior to our initial public offering, or the IPO, in 2007, which were all converted to shares of our common stock in connection with our IPO. Specifically, the selling stockholders acquired the convertible preferred stock in our Series B convertible preferred stock offerings in May 2004 and April 2005, our Series C convertible preferred stock offerings in August 2005 and April 2006, and our Series D convertible preferred stock offerings in September 2006 and March 2007. In connection with such private placements, these persons have registration rights with respect to their shares as described further below under the heading "Certain Relationships and Related Party Transactions." Information about selling stockholders, if any, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference into this prospectus. Selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offering for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

Certain Relationships and Related Party Transactions

        Pursuant to a third amended and restated investor rights agreement, dated as of September 13, 2006, by and among entities who held our redeemable convertible preferred stock (which was converted to common stock at our IPO) and us, we granted registration rights to all such holders and to certain other persons, most of whom have subsequently waived their registration rights.

        Subject to certain limitations, these stockholders may demand that, on up to two occasions, we register all or part of their securities for sale under the Securities Act as long as the aggregate price to the public for the securities to be sold in each instance is $5,000,000 or more. If we are eligible to register any of our common stock on Form S-3, these stockholders may make the same demand; provided, however, that we will not be required to register their securities if (i) we have already effected a registration within 90 days prior to the request or have effected two or more registrations on Form S-3 within the preceding 12 month period, or (ii) if the aggregate price to the public for the securities to be sold is less than $2,500,000. Additionally, if we believe that such registration would have a materially detrimental effect on any material corporate event, we may delay the request for up to three months, but not more than once in any twelve month period.

        These stockholders may also request registration of their shares if we register any of our common stock, either for our own account or for the account of other securityholders. In such an event, these stockholders are entitled to notice of the registration and to include their shares of common stock in such registration. In the case of an underwritten registration, we must use our reasonable best efforts to obtain the permission of the underwriters to the inclusion of these stockholder's shares in the offering on the same terms.

        With specified exceptions, these stockholder's right to include shares in a registration is subject to the right of the underwriters to limit the number of shares included in the offering. All fees, costs and expenses of any registrations will generally be paid by us.

 PLAN OF DISTRIBUTION

        Amicus, and any selling stockholders and their successors, including their permitted transferees, may sell the offered securities in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

  •
  to or through underwriters or dealers;

  •
  through one or more agents; or

  •
  directly to purchasers or to a single purchaser.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        In connection with each offering, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The prospectus supplement will also describe the specific terms of the offering of the securities, including the following:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds to us and any selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale by the Company of its securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

        Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

        Agents and underwriters may be entitled to indemnification by us or any selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us or any selling stockholder with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

        The securities we or any selling stockholders offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless stated otherwise in the applicable prospectuses.

        We or any selling stockholders may sell any of the securities directly to purchasers. In this case, we or any selling stockholders will not engage underwriters or agents in the offer and sale of these securities.

 GENERAL DESCRIPTION OF SECURITIES

        We may offer and sell, at any time and from time to time:

  •
  shares of our common stock;

  •
  shares of preferred stock;

  •
  warrants to purchase shares of our common stock, preferred stock and/or debt securities;

  •
  debt securities consisting of debentures, notes or other evidences of indebtedness;

  •
  units consisting of a combination of the foregoing securities; or

  •
  any combination of these securities.

        The selling stockholders may also offer shares of our common stock from time to time. The terms of any securities we offer or offered by the selling stockholders will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK

        The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws, copies of which are on file with the Commission as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

        As of January 16, 2013, we are authorized to issue 125,000,000 shares of common stock, $0.01 par value per share. As of January 11, 2013, we had 49,631,672 shares of common stock outstanding.

General

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock.

        In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

The NASDAQ Global Market

        Our common stock is listed on the NASDAQ Global Market under the symbol "FOLD."

 DESCRIPTION OF OUR PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of January 16, 2013, there were no shares of our preferred stock outstanding.

        Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

        If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

  •
  the title and stated value;

  •
  the number of shares offered, the liquidation preference per share and the purchase price;

  •
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption, if applicable;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

  •
  any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

  •
  any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.

        The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

        The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

 DESCRIPTION OF OUR WARRANTS

        We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

  •
  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

  •
  if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

  •
  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  any redemption or call provisions;

  •
  whether the warrants are to be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF OUR DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

        We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

        We may offer under this prospectus up to an aggregate principal amount of $145,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $145,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

        The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

        We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

        The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

  •
  the title of the series;

  •
  the aggregate principal amount;

  •
  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

  •
  any limit on the aggregate principal amount;

  •
  the date or dates on which principal is payable;

  •
  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

  •
  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

  •
  the place or places where principal and, if applicable, premium and interest, is payable;

  •
  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

  •
  the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

  •
  whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

  •
  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

  •
  the currency of denomination;

  •
  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

  •
  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

  •
  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

  •
  the provisions, if any, relating to any collateral provided for such debt securities;

  •
  any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

  •
  any events of default, if not otherwise described below under "Events of Default";

  •
  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

  •
  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

        We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

        We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

        We may issue debt securities that will be represented by either:

  •
  "book-entry securities," which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

  •
  "certificated securities," which means that they will be represented by a certificate issued in definitive registered form.

        We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

        If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

        The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

        Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

        Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

        We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

        The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

  •
  failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

  •
  failure to make a payment of any interest on any debt security of such series when due;

  •
  our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

  •
  certain events relating to our bankruptcy, insolvency or reorganization; and

  •
  certain cross defaults, if and as applicable.

        If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

        Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

        Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

        Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

        We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

        The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

        We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Amicus, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any "conflicting interest" within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

        The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

 DESCRIPTION OF OUR UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

        We may issue units comprised of one or more shares of common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

  •
  the rights and obligations of the unit agent, if any;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Our Common Stock," "Description of our Preferred Stock," "Description of Our Debt Securities" and "Description of Our Warrants," will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy information filed by us with the Commission at the Commission's public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the Commission. We maintain an Internet site at http://www.amicustherapeutics.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

        The Commission allows us to "incorporate by reference" into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with Commission rules:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission on February 28, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed with the Commission on May 11, 2012, August 8, 2012 and November 6, 2012, respectively;

  •
  Our Current Reports on Form 8-K filed with the Commission on January 9, 2012, March 2, 2012, April 16, 2012, June 19, 2012, June 26, 2012, July 23, 2012, September 12, 2012, October 22, 2012 and January 7, 2013; and

  •
  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33497) filed with the Commission on May 23, 2007, including any amendment or report filed for the purpose of updating such description.

        You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Office of the Corporate Secretary, Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, NJ 08512, telephone (609) 662-2000.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania. As appropriate, legal counsel representing the selling stockholders, underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

AMICUS THERAPEUTICS, INC.

$40,000,000 of Shares of Common Stock

Prospectus Supplement

Cowen and Company

March 4, 2014